Exhibit 21.01

Subsidiaries of Hologic

AEG Elektrofotografie GmbH

AEG Photoconductor (Shanghai) Co. Ltd.

AEG Photoconductor Corporation

BioLucent, LLC

Cruiser, Inc.

Cytyc (Australia) PTY Ltd.

Cytyc (UK) Limited

Cytyc Canada, Ltd

Cytyc Cayman Limited

Cytyc Corporation

Cytyc Development Company, LLC

Cytyc Europe, S.A.

Cytyc France, Sarl

Cytyc Germany GmbH

Cytyc Hong Kong Limited

Cytyc Iberia (Spain), SL

Cytyc Interim, Inc.

Cytyc International, Inc.

Cytyc Italia S.r.l.

Cytyc Limited Liability Company

Cytyc Prenatal Products Corp.

Cytyc Securities Corporation

Cytyc Suisse, S.A.

Cytyc Surgical Products Costa Rica

Cytyc Surgical Products II, Limited Partnership.

Cytyc Surgical Products III, Inc.

Cytyc Surgical Products Limited Partnership

Direct Radiography Corp.

Hologic Espana S.A.

Hologic Europe N.V.

Hologic France S.A.

Hologic International Holdings B.V.

Hologic Investment Corp.

Hologic Limited Partnership

R2 Technology Canada, Inc.

R2 Technology, Inc.

SST Merger Corp.

Suros Surgical Systems, Inc.